Exhibit (d)(3)

SUPPLEMENT TO

INVESTMENT ADVISORY CONTRACT

PIMCO Equity Series

840 Newport Center Drive

Newport Beach, California 92660

November 7, 2011

Pacific Investment Management Company LLC

840 Newport Center Drive

Newport Beach, California 92660

RE:	PIMCO Dividend and Income Builder Fund and PIMCO EqS Dividend Fund (the “Funds”)

Dear Sirs:

As provided in the Investment Advisory Contract between PIMCO Equity Series (the “Trust”) and Pacific Investment Management Company LLC (the “Adviser”), dated March 30, 2010 (the “Contract”), the parties may amend the Contract to add additional series of the Trust, under the same terms and conditions as set forth in the Contract, and at the fee rates set forth in Exhibit A to the Contract, as may be amended from time to time.

The Trust and the Adviser hereby agree to amend the Contract as of the date hereof to add the Funds to Exhibit A. The current Exhibit A is replaced with the new Exhibit A attached hereto.

Investment Advisory Contract

EXHIBIT A

(as of November 7, 2011)

PIMCO Equity Series

Fund	Investment Advisory Fee#
PIMCO Dividend and Income Builder Fund	0.69%
PIMCO Emerging Multi-Asset Fund	0.90%
PIMCO EqS Dividend Fund	0.69%
PIMCO EqS Emerging Markets Fund	1.00%
PIMCO EqS Pathfinder FundTM	0.75%
#

Each Fund may invest in shares of PIMCO Funds: Private Account Portfolio Series – PIMCO Short-Term Floating NAV Portfolio, a series of PIMCO Funds (“PAPS Short-Term Floating NAV Portfolio”). PAPS Short-Term Floating NAV Portfolio is offered only to series of the Trust (each an “Investing Fund”) or other series of registered investment companies for which PIMCO serves as investment adviser. PAPS Short-Term Floating NAV Portfolio does not pay an investment advisory fee to PIMCO. By investing in the PAPS Short-Term Floating NAV Portfolio, each Investing Fund and PIMCO agree that a portion of the fee that each Investing Fund is currently obligated to pay PIMCO as indicated on this Exhibit A, will be designated as compensation for the investment advisory services PIMCO provides to PAPS Short-Term Floating NAV Portfolio under its investment advisory contract with PIMCO. Specifically, to the extent that an Investing Fund invests in the Short-Term Floating NAV Portfolio, a fee of 0.01% of the average daily value (as calculated in Section 6 of the Investment Advisory Contract) of the assets of the Investing Fund so invested shall be designated as compensation to PIMCO for the services provided to the Short-Term Floating NAV Portfolio.

If the foregoing correctly sets forth the Contract between the Trust and the Adviser, please so indicate by signing, dating and returning to the Trust the enclosed copy hereof.

Very truly yours,

PIMCO EQUITY SERIES
By:	/s/ Peter G. Strelow
Title:	Vice President

ACCEPTED:

PACIFIC INVESTMENT MANAGEMENT COMPANY LLC
By:	/s/ Brent R. Harris
Title:	Managing Director

PIMCO FUNDS, on behalf of its series PIMCO Funds: Private Account Portfolio Series – PIMCO Short-Term Floating NAV Portfolio

By:	/s/ Peter G. Strelow
Title:	Vice President